EXHIBIT 10.1

NEOVIEW HOLDINGS INC.
STE 401, 3702 South Virginia Street, #G12
Reno, NV 89502

December 1, 2004

Hao Liu
6 Baojianxiang
S. Gaogang, Taizhou
Jiangsu, China

Dear Ms. Liu:

Re: Services to Neoview Holdings Inc.("NEOVIEW")

This letter agreement sets out the terms and conditions upon which NEOVIEW will engage you to provide Services (as defined herein). The execution of this letter agreement by yourself constitutes your acceptance of the following terms and conditions.

1. Interpretation. In this letter agreement, the following terms will have the following meanings:

(a) "Development" or "Developments" includes, without limitation, all developments of and enhancements, modifications, additions or other improvements to the website autoparts-tools.net that are developed, created, generated, contributed to or reduced to practice by yourself, whether alone or jointly with others, which results from the Services or which results from the use of the premises or property (including equipment or supplies) owned, leased or licensed by NEOVIEW; and

(b) "Intellectual Property Rights" means any and all legal protection recognized by the law (whether by statute, common law or otherwise, in the United States, Canada and all other countries world-wide) in respect of the Developments, including trade secret and confidential information protection, patents, copyright and copyright registration, industrial design registration, trade dress, trade-marks and trade-mark registrations and other registrations or grants of rights analogous thereto.

2. Engagement. NEOVIEW hereby engages yourself to provide the Services, and you hereby accept such engagement, upon and subject to the terms of this letter agreement.

3. Services.

(a) You will provide technical services in connection with the design, set up and enhancements, modifications, additions or other improvements to the website autoparts-tools.net(the "Services"), as directed and prioritized by NEOVIEW. NEOVIEW will have the right to amend the definition of the Services from time to time without your consent in order to reflect NEOVIEW's operational requirements, provided that NEOVIEW will not make any amendment that would result in the Services being substantially different than those in this Section on the effective date of this letter agreement without your prior written consent.

(b) You acknowledge and agree that the operational requirements of NEOVIEW may require yourself to travel from time to time.

4. Fees. In consideration of the performance of the Services by yourself in the manner contemplated by this letter agreement, NEOVIEW will pay fees (the "Fees") in the total amount of $5,000 to you for the period from Dec. 1, 2004 to and including Dec. 31, 2005. We will pay you a initial fee of $2,500 immediately after you sign the agreement.

5. Ownership. NEOVIEW will have sole and exclusive right, title and interest world-wide in and to the Developments and the related intellectual property rights, all of which right, title and interest will continue after the Term. You hereby irrevocably assign and transfer (and hereby confirms that you have assigned and transferred) to NEOVIEW, without the requirement for any further remuneration or consideration, and agrees that NEOVIEW will be the exclusive owner of all of your right, title and interest in and to each Development throughout the world, including all related intellectual property rights therein.

Kindly confirm your acceptance and agreement to the terms of this letter agreement by signing the enclosed duplicate copy of this letter where indicated and returning one copy to NEOVIEW.

We ask you to fully consider all of the above terms and to obtain any advice you feel is necessary, including legal advice, before you execute this letter agreement.

Yours very truly,

NEOVIEW HOLDINGS INC.

/s/ Jie Ping Liu
Jie Ping Liu
Director/CFO

ACCEPTED AND AGREED TO THIS 1ST DAY OF DECEMBER, 2004. THE UNDERSIGNED HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF ENGAGEMENT SET OUT IN THIS LETTER AGREEMENT. THE UNDERSIGNED HAS BEEN GIVEN FULL OPPORTUNITY TO CONSULT ANY ADVISORS HE DEEMED NECESSARY.

/s/ Hao Liu
Hao Liu